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                                                                  EXHIBIT 4.4




                             SIXTH AMENDMENT OF THE

                         STEWART TITLE GUARANTY COMPANY

                         SALARY DEFERRAL PLAN AND TRUST


         THIS SIXTH AMENDMENT of the STEWART TITLE GUARANTY COMPANY SALARY DEFERRAL PLAN AND TRUST (hereinafter sometimes called the "Plan" or "Trust") is made this the 18th day of September, 1991, to be effective as set forth below, by and between STEWART TITLE GUARANTY COMPANY (hereinafter sometimes called "Corporation") of Houston, Texas, and FIRST INTERSTATE BANK OF TEXAS, N.A. (hereinafter sometimes called "Trustee"), a national banking association of Houston, Texas.

                              W I T N E S S E T H:

         WHEREAS, on December 31, 1986, the Corporation previously adopted the Plan and Trust for the sole and exclusive benefit of its employees and their beneficiaries, effective January 1, 1986; and

         WHEREAS, the Plan was previously amended on May 18, 1986, effective January 1, 1987; subsequently amended on February 26, 1988 effective January 1, 1986; amended on April 5, 1989 effective January 1, 1989; amended on May 30, 1989 effective May 31, 1989; and amended and restated on April 26, 1991 effective January 1, 1989; and

         WHEREAS, the Corporation, through the action of its Board of Directors, wishes to amend the Plan and Trust effective the date set forth below.




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         NOW, THEREFORE, pursuant to the provisions of Article XVI, Section
16.1 of the Plan, the Plan is hereby amended as follows:

         1. Effective January 1, 1989, Article I, Section 1.45 of the Plan shall be amended by adding to the end thereof the following:

                 Years of Service for eligibility and vesting purposes shall also include Hours of Service performed by the Member while employed as an employee of the following companies:

                          (a)     Commonwealth Title Services of Indiana, Inc.

                          (b)     Landata, Inc. of Illinois;

                          (c)     Coldwell Banker of Fairfax, Virginia.

         2. Effective October 1, 1991, Article XV of the Plan shall be amended by deleting it in its entirety and substituting therefor the following:

                                  ARTICLE XV.

                                Loans to Members

                 15.1 Application and Limitation. Upon the written application of any Member (including any Member who (a) has terminated employment, (b) has not received a distribution of the entire balance in such Member's account, and (c) is a "party-in-interest" (as defined in Section 3(14) of the Act)) the Administrative Committee, in accordance with its uniform, nondiscriminatory policy, may make a loan to such Member under this Plan. The Trustee shall have no power or responsibility to administer or make interpretations under this
         Article XV and shall be directed by the Administrative Committee in any action it takes under this Article. If the Member is married at the time of the application, written spousal consent regarding the amount of the loan and the possible reduction of the Member's Account balance as a result of default shall be obtained within the 90-day period ending on the date the loan is made, and such consent shall meet requirements comparable to those set forth in Section 417(a)(2) of the Code. The preceding sentence shall not apply if the Administrative Committee does not have actual knowledge of such marriage or the Member reasonably demonstrates that the whereabouts of his spouse is unknown.





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                 The amount of a loan to any Member shall not exceed the lesser of:

                          (a)     $50,000, reduced by the excess (if any) of

                                  (i)      the highest outstanding balance of
                                           loans from the Plan during the
                                           one-year period ending on the day
                                           before the date on which a loan is
                                           made, over

                                  (ii)     the outstanding balance of loans
                                           from the Plan on the date on which a
                                           loan is made, or

                          (b) one-half (1/2) of the vested amount in the Member's Account.

                 15.2 Purposes of Loans. Loans shall be made under the provisions of this Article XV for any legal purpose except for the purposes of purchasing securities. The authority herein granted to the Administrative Committee to approve such loans from the Trust Fund is for the purpose of above and shall not be used as a means of distributing benefits before they otherwise become due. The Administrative Committee shall review and process Members' applications for loans on a case-by-case basis in accordance with its uniform, nondiscriminatory policy.

                 15.3 Terms. All loans to Plan Members granted under this provision shall be treated as a segregated individual earmarked investment of each such borrowing Member's Account (as provided in Section 15.6 below) and shall be evidenced by the Member's promissory note payable to the order of the Trustee. the Administrative Committee shall have the right to make any reasonable interpretations to implement the rate of interest charged and shall have the right to modify such interpretations upon proper notice with respect to all future loans. Such loans shall bear interest at the rate determined by the Administrative Committee at the time the loan is made commensurate with the interest rate charged by persons in the business of lending money for loans that could be made under similar circumstances on either a local geographical basis or if the Administrative Committee determines it appropriate on a uniform national basis. The terms of any loan shall be prescribed by the Administrative Committee in accordance with the provisions of this Article and with notice to the Member. The specified maturity date, including extensions,





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         renewals, renegotiations, or revisions, shall not be later than the earlier of (a) except for a "party- in-interest," the date of the Member's termination of employment or (b) either five (5) years measured from the date the loan is made by the Trustee, or, in the event of a home loan, as described in Section 15.4, ten (10) years measured from the date such home loan is made. Any loan granted under the terms of this Article XV shall be repaid on an installment basis, with substantially level amortization of principal and interest, not less often than quarterly. Loan repayments shall be made through payroll deduction, which shall be irrevocably authorized by the borrowing member in writing on a form prescribed by the Administrative Committee for this purpose. Payroll deduction shall be the exclusive means of repayment except for a Member with an outstanding loan balance who terminates employment and no longer receives compensation payments from a Signatory Company. Such a terminated Member shall continue to make payments in the form of personal checks or money orders. The borrowing Member's Account shall serve as security for the loan and a provision for this shall be provided in the promissory note made by the Member. Every loan applicant shall receive, at the time the loan is made, a clear statement of the charges involved in each loan transaction. this statement shall include the dollar amount and annual interest rate of the finance charge. To the extent applicable, these disclosures shall comply with the requirements of the federal Truth-in-Lending laws. Expenses incurred by the Plan in processing a Member's loan shall be charged against the borrowing Member. The Administrative Committee, in its discretion, shall promulgate a written loan procedures program to carry out the provisions of this Article and applicable tax and labor regulations.

                 15.4 Home Loans. A home loan is any loan used to acquire any dwelling unit (including, but not limited to, a house, apartment, condominium, or mobile home not used on a transient basis) which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Member.

                 15.5 Recourse: Prohibition Against Distributions While Loan Outstanding. There shall not be any payment out of the Trust Fund (except to the extent the Plan allows for hardship withdrawals) to any Member, Beneficiary, or other individual or entity under this Plan unless and until all unpaid loans to such Member, and interest thereon, shall have been first satisfied in full. In the event a note is not paid as and when due, the Administrative Committee (or Trustee) may, in addition and without resort to such other remedies as it





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         may have under the law, give written notice to the Member sent to his last known address. If the note is not paid after a reasonable time as prescribed by the Administrative Committee in accordance with its uniform procedures, the amount standing to the credit of the member's Account in the Trust will be offset by the amount of the unpaid balance of the loan, together with the interest thereon. The Administrative Committee shall then send a written notice to the Member at his last known address which confirms the amount the Member must include in his income as a deemed distribution from the Plan.
         The Administrative Committee shall also be responsible for any informational reporting, withholding or other tax notice requirements incident to such deemed distribution. At the time an event requiring a distribution from the Trust Fund occurs, such as death, disability, retirement or termination of employment, such amount which had offset against the Member's Account, will now be applied to actually reduce the Member's interest in such Account. If an event normally requiring a distribution, as described above, occurs before any loan is repaid in full, the unpaid balance thereof, together with the interest thereon, shall become due and payable and the Trustee shall first satisfy the indebtedness from the amount in the member's Account before making any payments to the Member, or to such other individual or entity as determined under this Plan.

                 15.6 Treatment of Loan Proceeds. The Administrative Committee shall determine in accordance with its prescribed procedures the amount and extent of the investment funds in which the Member's Account is held at the time of the loan from which the loan shall be charged and debited. the borrowing Member shall be furnished a copy of these procedures. All Member loans under this Article XV shall be treated as segregated earmarked investments of such borrowing Member's Account. Each Member's Account shall be credited with repayments of interest made by such Member and received by the Trust. Each repayment of principal and interest shall be credited to the underlying investment funds in the same proportion as the Member's most recent designation of investments of his current Deferral Contributions except to the extent that the procedures prescribed by the Administrative Committee otherwise provide.

                 15.7 Effect on Right to Participate in Plan. Unless a Member leaves the employ of a Signatory Company or withdraws from the Plan temporarily or permanently, the existence of a loan from the Plan shall not affect such Member's good standing and right to continue to participate in the Plan.





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                 15.8     Minimum Loan Amounts and Other Limitations.
         Notwithstanding any other provision of this Plan, no Member shall be eligible for a loan under the provisions of this Article XV unless the amount such loan, considered separately without regard to or adding back to any other outstanding loans of the Member from the Plan, exceeds the minimum limit uniformly prescribed by the Administrative Committee. Under current Department of Labor regulations the limit may not be greater than $1,000.00. The Administrative Committee may also prescribe other procedures and limitations with respect to the number of loans that a Member may make from the Plan each year or have outstanding at any one time and the time, method and frequency during each year when such loan or loans shall be made and charged against such Member's Account.

         3. In all other respects, the Plan shall be and remain as previously amended.

         IN WITNESS WHEREOF, this Sixth Amendment to the Stewart Title Guaranty Company Salary Deferral Plan and Trust has been entered into and is effective on the date set forth above.

                                            CORPORATION:

                                            STEWART TITLE GUARANTY COMPANY


                                            By: ________________________________
                                                    Malcolm Morris, President


                                            TRUSTEE:

                                            FIRST INTERSTATE BANK OF TEXAS, N.A.



                                            By: ________________________________
                                                 John J. Kelley, Vice President
                                                         and Trust Officer





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THE STATE OF TEXAS                }
                                  }
COUNTY  OF HARRIS                 }

         BEFORE ME, the undersigned authority, on this day personally appeared Malcolm Morris, known to me to be the person whose name is subscribed to the foregoing instrument as President of Stewart Title Guaranty Company, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the _______ day of September, 1991.



                                            ____________________________________
                                                NOTARY PUBLIC, STATE OF TEXAS



THE STATE OF TEXAS                }
                                  }
COUNTY  OF HARRIS                 }

         BEFORE ME, the undersigned authority, on this day personally appeared John J. Kelley, known to me to be the person whose name is subscribed to the foregoing instrument as Vice President and Trust Officer of First Interstate Bank of Texas, N.A., and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said national banking association.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the _______ day of September, 1991.



                                            ____________________________________
                                                NOTARY PUBLIC, STATE OF TEXAS





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